For period ending March 31, 2004

File No. 811-7098

Exhibit 77Q(1)

A copy of the Funds Articles Supplementary to the Articles of Incorporation relating to the new APS shares is incorporated herein by reference to the registrants registration statement on Form N-2/A filed with the SEC on December 15, 2003
(Accession Number  0001047469-03-040605,
SEC File No. 333-109485).